Investor and Media Contact:

Lisa Kampf

Instinet Group Incorporated

212 231 5022

lisa.kampf@instinet.com

INSTINET GROUP DECLARES CASH DIVIDEND

New York -- July 12, 2005 -- Instinet Group Incorporated (Nasdaq-INGP) ("Instinet Group") announced today that its Board of Directors has approved the payment of a special cash dividend of $0.32 per common share to Instinet Group stockholders, based upon the net after-tax proceeds of the recent sale of Lynch, Jones & Ryan, Inc. to The Bank of New York. The record date for the dividend will be July 29, 2005 and the payment will be made on or about August 15, 2005. Instinet Group stock will trade ex-dividend for two days prior to the record date, starting on July 27, 2005.

In addition, employees who hold Performance Share Awards will receive the dividend payment at the time their PSA award vests, and provision has been made to give holders of in-the-money options the benefit of the dividend at the time the Nasdaq merger closes.

Pursuant to the terms of the company's merger agreement with The Nasdaq Stock Market, Inc., the cash dividend will reduce the per share merger consideration to be received by stockholders in the pending Nasdaq merger.

About Instinet Group

Instinet Group, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions and execution services for more than 30 years. We operate our two major businesses through Instinet, LLC, The Institutional Broker, and Inet ATS, Inc., The electronic marketplace.

- Instinet, The Institutional Broker, gives its customers the opportunity to use its sales-trading expertise and advanced technology tools to interact with global securities markets, improve trading performance and lower overall transaction costs. Through Instinet's electronic platforms, customers can access other U.S. trading venues, including NASDAQ and the NYSE, and almost 30 securities markets throughout the world. Instinet acts solely as an agent for its customers, including institutional investors, such as mutual funds, pension funds, insurance companies and hedge funds

- INET, The electronic marketplace, represents the consolidation of the order flow of the former Instinet ECN and former Island ECN, providing its U.S. broker-dealer customers one of the largest liquidity pools in NASDAQ-listed securities.

Where to Find Additional Information about Instinet, NASDAQ and the Merger

Instinet Group has filed a proxy statement of Instinet Group in connection with the proposed merger. Instinet Group stockholders should read the proxy statement and other relevant materials when they become available, because they will contain important information about Instinet Group, NASDAQ and the proposed merger. In addition to the documents described above, Instinet Group and NASDAQ file annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and other relevant materials (when they become available), and any other documents filed with the SEC by Instinet Group or NASDAQ are available without charge at the SEC's website, at www.sec.gov, or from the companies' websites at http://www.instinetgroup.com and http://www.nasdaq.com, respectively.

Instinet Group, NASDAQ and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Instinet Group stockholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of Instinet Group is set forth in the Instinet Group proxy statement for its 2005 annual meeting which was filed with the SEC on April 15, 2005. A description of certain interests of the directors and officers of NASDAQ is set forth in NASDAQ's proxy statement for its 2005 annual meeting, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the definitive proxy statement and other relevant documents to be filed with the SEC in connection with the proposed merger.

This news release may be deemed to include forward-looking statements relating to Instinet Group. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet Group's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other documents filed with the SEC and available on the Company's website at www.investor.instinetgroup.com.

©2005 Instinet Group Incorporated and its affiliated companies. All rights reserved. INSTINET and INET are service marks in the United States. Instinet, LLC, member NASD/SIPC, branded as Instinet, The Institutional Broker, Inet ATS, Inc., member NASD/NSX/SIPC, branded as INET, The electronic marketplace and Bridge Trading Company, member NASD/SIPC are subsidiaries of Instinet Group Incorporated which is a member of the Reuters family of companies.